UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2025

Date of Report

(Date of earliest event reported)

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55976	98-0505761
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5450 W Sahara Avenue, Suite 300A Las Vegas, NV 89146

(Address of principal executive offices, including zip code)

(702) 900-7022

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

The Company agreed with Genesys Technologies Limited, a Pennsylvania Company having offices at One Oxford Valley, Suite 850, Langhorne, PA 19047 (herein “Genesys”) to include certain Genesys technologies in the Company’s, Cytta Labs, Inc. (“Cytta Labs”) technology accelerator/incubator. This Agreement is in furtherance of the Company’s existing Joint Venture Agreement with Genesys dated the 4th day of April 2017.

The initial Genesys technology being included in the Cytta Labs incubator/accelerator is Genesys’s proprietary integrated next generation Wi-VHFi™ mobile broadband technology designed for rural networks.  Genesys Wi-VHFi™ technology greatly improves broadband connectivity utilizing vacant TV frequencies or Whitespace. We believe the opportunity to utilize the Whitespace spectrum represents a golden opportunity for a new portfolio company to profit from this resource. The patented Genesys Wi-VHFi™ technology guarantees the new Cytta Labs portfolio company a significant position in this industry.

Their paradigm shifting Wi-VHFi™ technology allows for the creation of extremely extended range mobile broadband networks. Wi-VHFi™ generates lower-band VHF signals that penetrate through trees, foliage, walls, and weaves around hills and travels up to 10 times further than 900 MHz or fixed LTE systems. Genesys next generation antenna technologies also drastically improve the range and capability of wireless networks, equipment and devices.

The creation of Cytta Labs, Inc. is now allowing Cytta Corp. to place its collected technologies within separately formed Portfolio Corporations under Cytta Labs designed to be independently financed, developed and managed. Each of the new Portfolio Corporations will be separately developing their technologies towards an eventual IPO or M&A exit strategy, which will significantly benefit Cytta’s shareholders through Cytta’s equity and other interests in each new Portfolio Company.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

After discussions with our new Auditors, Sadler Gibb, on July 7th, 2025, there is an error in revenue recognition in the amount of $36,976 in the Dec 31, 2024, Interim Review 10-Q report. The Company will restate the financial statements that contain the error reducing revenue recognition by $36,967, and file an amendment to the affected December 31, 2024, Interim Review 10-Q report when completed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytta Corp.

Date: July 11, 2025	By:	/s/ Gary Campbell
Name: Gary Campbell
Title: Chief Executive Officer

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